Exhibit 99.1

FULL HOUSE RESORTS, INC.

FORM OF NOTICE OF GUARANTEED DELIVERY
RELATING TO SHARES SUBSCRIBED FOR PURSUANT
TO THE BASIC SUBSCRIPTION AND OVERSUBSCRIPTION RIGHT

As set forth in Full House Resorts, Inc.'s (the "Company's") prospectus, dated [_______], 2016, which forms a part of the Company's Registration Statement on Form S-3, under "The Rights Offering-Delivery of Subscription Materials and Payment," this form (or one substantially equivalent hereto) may be used as a means of effecting the subscription and payment for shares of common stock, par value $0.0001 per share, of the Company subscribed for pursuant to the basic subscription right and the oversubscription right (together, the “Right”). Such form may be delivered or sent by facsimile transmission, overnight delivery or first class mail to the Subscription Agent and must be received prior to 5:00 p.m., Eastern Time, on [________], 2016, unless extended by the Company in its sole discretion (as it may be extended, the "Expiration Date").

The Subscription Agent is:
American Stock Transfer & Trust Company, LLC

If Delivering by Mail, Hand, or
Overnight Courier:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Corporate Actions Department
6201 15th Avenue
Brooklyn, New York 11219
Attn: Full House Resorts, Inc. Rights Offering

Eligible Institutions Only:
Fax: [(___) ___-____]
Confirmation of Faxes Only: [(___) ___-____]

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

SUBSCRIPTION

Basic Subscription	Number of rights exercised:	[_______________] rights

	Number of common stock shares subscribed for pursuant to the basic subscription right for which you are guaranteeing delivery of the rights Certificate and full payment:	[_______________] shares

	Total payment to be made or previously made in connection with basic subscription:	$ (Shares × $1.30, the subscription price)

Oversubscription Right	Number of common stock shares subscribed for pursuant to the oversubscription right for which you are guaranteeing delivery of the rights Certificate and full payment:	[_______________] shares

	Total payment to be made or previously made in connection with oversubscription right:	$ (Shares × $1.30, the subscription price)

Totals	Total number of Rights exercised:	[_______________] rights

	Total number of common stock shares subscribed for pursuant to the basic subscription right and oversubscription right for which you are guaranteeing delivery of the Rights Certificate:	[_______________] shares

	Total payment to be made or previously made:	$

GUARANTEE

The undersigned holder of Rights guarantees delivery to the Subscription Agent at or prior to 5:00 p.m., Eastern Time, on the third business day after the date this Notice of Guaranteed Delivery is delivered to the Subscription Agent of a properly completed and duly executed Rights Certificate representing the Rights.

____________________________________________________________
Signature

_____________________________________________________________
Name (please print)